UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): December 1, 2005

Commission File Number 0-50626

XCYTE THERAPIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1707622
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1124 Columbia Street, Suite 130

Seattle, Washington 98104

(Address of principal executive offices and zip code)

(206) 262-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 1, 2005, Xcyte Therapies, Inc., (“Xcyte”) and Alexandria Real Estate Equities, Inc., (“Alexandria”) entered into the Fifth Amendment (the “Amendment”) to the Facility Lease (the “Lease”), dated June 21, 1999, between Xcyte and Alexandria. Pursuant to the Amendment, Xcyte will surrender a portion of the premises that it currently leases from Alexandria at 1124 Columbia Street, Seattle, Washington. As a result of the Amendment, Xcyte’s monthly rent for such premises will be reduced by approximately $35,000 and related monthly operating expenses will be reduced by approximately $19,000. The surrender is subject to the terms set forth in the Lease. There is no material relationship between Xcyte or its affiliates and Alexandria or its affiliates other than as parties to the Lease and the amendments thereto. The foregoing is a summary description of certain terms of the Amendment. It is qualified in its entirety by the text of the Amendment which is filed with this Current Report as Exhibit 10.1 and its contents are incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

10.1	Fifth Amendment To Lease, dated December 1, 2005, between Xcyte Therapies, Inc., and Alexandria Real Estate Equities, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCYTE THERAPIES, INC.

By:	/s/ KATHI L. CORDOVA
Kathi L. Cordova
Duly Authorized Officer of Registrant Senior Vice President of Finance and Treasurer

Date: December 1, 2005

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INDEX OF EXHIBITS

Exhibit Number	Description of Documents
10.1	Fifth Amendment To Lease, dated December 1, 2005, between Xcyte Therapies, Inc., and Alexandria Real Estate Equities, Inc.

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